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                             BELL BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207

                                  312 372 1121
                               Fax: 312 372 2098


                                 March 24, 2000



         As counsel for State Farm Balanced Fund, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion dated March 8, 1996, filed with the Registrant's registration statement on Form N-1A, on March 21, 1996, Securities Act file no. 2-27058.

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                 /s/ Bell, Boyd & Lloyd LLC